UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  August 10, 2020
(Date of earliest event reported: August 7, 2020)
______________

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
______________

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive offices) ( Zip Code)
Registrant’s telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HVT	NYSE
Class A Common Stock	HVTA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02 Results of Operations and Financial Condition

On August 10, 2020, Havertys issued a press release regarding its results of operations for the quarter ended June 30, 2020, declaration of third quarter dividend, and the reinstatement of its stock repurchase program. A copy of the press release is furnished as Exhibit 99.1. The attached Exhibit 99.1 is not filed but is furnished to comply with Regulation FD. The information disclosed in this Item 2.02 Current Report on Form 8-K is not considered to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 and is not subject to the liabilities of that section.

Item 7.01 Regulation FD Disclosure

Following consideration of the company’s liquidity and performance since reopening its stores in May 2020, the board voted on August 7, 2020 that the following actions be taken:

•
effective for the third quarter dividend, restore the rates to the amounts declared for the first quarter, prior to the store closures in March 2020, of $0.20 per share on the common stock and $0.19 per share on the Class A common stock;

•	reinstate the company’s share repurchase program; and

•	restore the cash compensation payable to non-employee directors under the Company’s director compensation program to the amounts previously approved by the board on February 26, 2020.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.  The following exhibit is furnished as part of this Report:

99.1 Press Release dated August 10, 2020 issued by Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
August 10, 2020	By:
Jenny Hill Parker Senior Vice President, Finance and Corporate Secretary